EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in Solitron Devices, Inc. 2000 Stock Option Plan's Registration Statement on Form S-8 of our report dated April 29, 2003, relating to the financial statements of Solitron Devices, Inc. included in its Form 10-KSB for the year ended February 28, 2003, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.


/s/ Berkovits, Lago & Company, LLP
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Berkovits, Lago & Company, LLP
Plantation Florida
January 15, 2004